AGREEMENT FOR PURCHASE AND SALE

This AGREEMENT FOR PURCHASE AND SALE (this "Agreement") is entered into as of the 24th day of August, 2005, by and between **AGU ENTERTAINMENT CORP.**, a Delaware corporation ("Seller"), and **TARRAGON SOUTH DEVELOPMENT CORP.**, a Nevada corporation ("Buyer").

BACKGROUND:

Seller is currently the owner of that certain parcel of property located in Lauderdale Lakes, Broward County, Florida, located at 3200 West Oakland Park Boulevard, Lauderdale Lakes, Florida, consisting of approximately twenty-three (23) acres, which is more particularly described in **Exhibit "A"** attached hereto and made a part hereof (together with any and all improvements located thereon and appurtenant thereto, collectively, the "Property"). The parties to this Agreement have agreed to the sale and purchase of the Property on the terms and conditions which are set forth in this Agreement.

In consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

AGREEMENT:

1. **Purchase and Sale**. Subject to all of the terms and conditions of this Agreement, Seller will sell to Buyer and Buyer will purchase from Seller the Property, together with all appurtenances, rights, easements and rights of way incident thereto.

2. **Purchase Price**.

(a) Amount. The purchase price (the "Purchase Price") to be paid by Buyer to Seller for the Property is $15,000,000.00 payable as provided herein.

(b) Deposit. Within three (3) business days from the Effective Date (as defined herein), Buyer shall deposit with Broad and Cassel, as escrow agent ("Escrow Agent"), the sum of $1,500,000.00 (the "Deposit"), which Deposit shall be invested in an interest bearing account. For the purposes thereof, Buyer's employer identification number is **01-0608220**. The Deposit shall be fully refundable to Buyer during the Investigation Period (as defined herein).

(c) Payment of Purchase Price. At the time of the Closing (as defined herein), Buyer will pay to Seller by wire transfer of funds the Purchase Price as adjusted for prorations and adjustments as set forth in this Agreement.

(d) Interest on Deposit; Disbursement. All or any interest earned on the Deposit shall be distributed to the party who is entitled to the Deposit pursuant to the terms and conditions of this Agreement. If Buyer purchases the Property as contemplated hereunder, the interest on the Deposit shall either be credited against the Purchase Price or refunded to Buyer.

3. **Title and Title Insurance, Survey and UCC Searches.**

(a) Title and Title Insurance. Prior to the Effective Date, Seller provided Buyer with a copy of its owner's title insurance policy evidencing Seller's fee simple title ownership in the Property. Within two (2) business days after the Effective Date, Buyer shall, at Buyer's sole cost and expense, order and subsequently obtain a title commitment (the "Commitment") for a 1970 ALTA Form B owner's title insurance policy, together with legible copies of all documents referenced therein, issued by Broad and Cassel, as agent for Chicago Title Insurance Company ("Title Company"). The Commitment shall have a date subsequent to the Effective Date and shall show that title to the Property is good, marketable and insurable, subject to no liens, encumbrances, exceptions or qualifications. Buyer shall have ten (10) business days from its receipt of the Commitment, the Survey (as defined herein) and the Searches (as defined herein) in which to examine the condition of title. In the event that the Commitment, the Survey or the Searches show that title to the Property does not satisfy the requirements of this Section 3, Buyer shall provide Seller with written notice of specific title defects. Seller shall then have the right, but not the obligation, to cure such title defects on or prior to the Closing. If Seller determines not to cure such title defects, then Seller shall notify Buyer within five (5) business days after notice is given to Seller by Buyer, and Buyer shall then have the option, as its sole and exclusive remedy, of either accepting title to the Property without abatement of the Purchase Price or of terminating this Agreement, by giving notice to Seller of such election within ten (10) business days after receipt of notice from Seller and, in the latter event, Escrow Agent shall return the Deposit, together with all accrued interest thereon, to Buyer and the rights and liabilities of the parties hereto shall cease and terminate. If Seller does not so inform Buyer within such five (5) business day period, then Seller shall be deemed to have elected NOT to cure such title defects in question. Notwithstanding anything contained herein to the contrary, Seller shall be obligated to cure all mortgages, liens or encumbrances of a monetary nature or otherwise created or permitted by Seller, either directly or indirectly, and none of such items shall be deemed title defects for which Seller can elect not to cure pursuant hereto.

(b) Survey. Prior to the Effective Date, Seller has provided Buyer with a copy of the most recent existing survey of the Property Seller has in Seller's possession. Within two (2) business days after the Effective Date, Buyer shall, at Buyer's sole cost and expense, obtain a current survey of the Property prepared by a licensed Florida land surveyor (the "Survey"). The Survey shall contain a certification of the acreage contained within the Property, the average elevation of the Property and the FEMA flood zone designation, all flood plain and "wetlands" areas and shall disclose all instruments of record as designated in the Commitment. The Survey shall show that there are no encroachments on the Property. Any encroachments or other objectionable matters shown on the Survey shall be treated as a title defect and the terms and conditions set forth in subsection (a) of this Section 3 of this Agreement shall apply with respect thereto. Buyer may object to any survey matters as of the Closing which arise subsequent to the

date of the Survey. Seller will be deemed in default hereunder if it does not promptly remedy such survey objections.

(c) UCC Searches. Buyer shall, at Buyer's sole cost and expense, obtain UCC, tax judgment lien and other searches with respect to the Property and Seller as Buyer shall deem necessary and appropriate (collectively, the "Searches").

4. **Investigation Period**. Commencing on the Effective Date, Buyer shall have until November 1, 2005, (the "Investigation Period") in which to examine the Property. Among other things, Buyer may (a) conduct a physical inspection at the Property, (b) perform soil investigations relating to compaction thereof, (c) perform a so-called Phase I environmental assessment, (d) perform survey and topographical studies, (e) perform a wetlands assessment, (f) review the condition of title as required by this Agreement, (g) perform engineering, utility and site planning studies, and (h) perform marketing and financial feasibility studies. During the Investigation Period and until the Closing, Seller shall provide Buyer and its agents with access to the Property to perform tests and inspections and otherwise to do all things that may be necessary (including, without limitation, clearing the Property for survey purposes, soil borings and other things), as determined by Buyer, in order to accomplish Buyer's goals as set forth in the immediately preceding sentence. Buyer hereby indemnifies and holds Seller harmless from and against any and all loss, cost or expense, including, but not limited to, reasonable attorneys' fees and costs, incurred by Seller as a result of Buyer's activities during the Investigation Period, and Buyer shall immediately repair any damage or destruction arising therefrom. Notwithstanding anything contained herein to the contrary, Buyer shall have no indemnification obligation with respect to, or other liability for, or in connection with, any claims arising from pre-existing conditions on or under the Property, or those arising from the presence, discovery or disturbance of Hazardous Substances (as defined under all applicable environmental laws, rules and regulations of all federal, state and local governmental authorities). Prior to the Effective Date, Seller provided Buyer with copies of all surveys and topographical maps, soil borings reports, traffic studies, environmental reports, site planning concepts, project approvals, property tax bills, land use applications, permits, wetlands assessments, engineering and utility documentation, leases, contracts, financial statements, insurance documents and all other documents and reports, if and to the extent that such is in Seller's possession or control. If for any reason Buyer, in its sole discretion, determines during the Investigation Period that it is not satisfied with its investigation of the Property, then prior to the expiration of the Investigation Period Buyer shall so notify Seller and Escrow Agent in writing that it has elected NOT to proceed with this transaction, in which case this Agreement shall automatically terminate, the parties hereto shall be relieved of all liabilities and obligations under this Agreement other than those that specifically survive hereunder, Buyer shall deliver to Seller copies of all materials provided to Buyer by Seller during the Investigation Period and the Deposit, together with all interest earned thereon, shall be delivered by Escrow Agent to Buyer. Buyer's failure to provide such notice to Seller and Escrow Agent prior to the end of the Investigation Period shall constitute Buyer's waiver of its rights to terminate under the provisions of this Section. The Deposit shall be deemed non-refundable after the expiration of the Investigation Period and Buyer's failure (or deemed failure) to terminate this Agreement except in the event of Seller's default hereunder or any permitted right of termination hereunder in favor of Buyer.

5. **Conditions Precedent to Buyer's Obligation to Close**. Buyer's obligation to complete the Closing hereunder shall be subject to satisfaction of all material conditions to the Closing as are set forth herein.

6. **Closing and Closing Costs**.

(a) Closing Date. The purchase and sale contemplated by this Agreement shall close (the "Closing") on December 15, 2005 (the "Closing Date").

(b) Closing Location and Time. The Closing will take place through an escrow arrangement with Escrow Agent pursuant to escrow instructions mutually agreeable to the parties and standard and customary for closings of transactions similar to the transaction contemplated hereby.

(c) Costs. Seller shall pay its attorneys' fees, the cost of recording any corrective documents, the cost of recording and documentary stamps to be affixed to the Deed (as defined herein) and the cost of the brokerage commission described in Section 13 hereof. Buyer shall pay for its attorneys' fees, the Survey, the cost of the title insurance premium for the owner's title policy contemplated hereby and the Searches, and for all costs associated with any financing which Buyer obtains in connection with the purchase.

7. **Seller's Deliveries**. Seller shall deliver to Escrow Agent at the Closing the following documents, dated as of the day of the Closing, the delivery and accuracy of which shall be a condition to Buyer's obligation to consummate the transaction contemplated hereby:

(a) Warranty Deed. A special warranty deed or trustee's deed (the "Deed") in recordable form, duly executed by Seller, conveying to Buyer good, marketable and insurable fee simple title to the Property subject only to those exceptions contained in the Commitment and approved by Buyer pursuant to the terms of this Agreement, with the legal description provided in the Commitment, together with Florida Department of Revenue Form DR-219 executed by Seller.

(b) No-Lien Affidavit. A no-lien and exclusive possession affidavit in form and content customarily used in Broward County, Florida. The no-lien affidavit shall relate to any activity of Seller at the Property within the period that a mechanic's lien can be filed based on such activity prior to the Closing.

(c) FIRPTA Compliance. Any and all documents in order to comply with the requirements of the Foreign Investment Real Property Tax Act of 1980 and all regulations promulgated thereunder, as may be amended through the date of the Closing ("FIRPTA") as a result of Seller's disclosure to Buyer regarding its "foreign person" status as defined in Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), and the United States Treasury Regulations promulgated thereunder (the "Regulations"), and Seller agrees to strictly comply in all respects with the requirements set forth in FIRPTA, the Code and the Regulations with respect thereto in connection with the Closing hereunder and otherwise. Seller represents and warrants to Buyer that it has not made nor does Seller have any knowledge of any transfer of the Property or any part thereof that is subject to any provisions of FIRPTA that has not been fully complied with in all respects.

(d) Title Affidavit. An affidavit as may be required by Title Company to permit the issuance of an endorsement to the Commitment advancing the effective date of the Commitment to the date of the Closing and deleting the standard printed exceptions and "gap" exception contained therein.

(e) Seller Authorization Documents. Any and all documents reasonably requested by Buyer and/or Title Company in connection with Seller's authority to execute this Agreement, the Deed and all other documents contemplated hereby to be executed by Seller.

(f) Closing Statement. A closing statement prepared by Escrow Agent setting forth all amounts paid, credited and otherwise due, payable and paid hereunder (the "Closing Statement").

(g) Lease. A lease for the improvements currently located on the Property between Buyer, as landlord, and Seller, as tenant, pursuant to terms and provisions acceptable to Buyer in all respects (the "Lease").

(h) Other Documents. Any and all other documents as may be necessary in order to fully and completely consummate the transaction contemplated hereby pursuant to the terms of this Agreement, including, without limitation, a bill of sale.

Seller shall also deliver to Buyer and Buyer's counsel copies of all of the foregoing documents at least five (5) days prior to the Closing for Buyer's review.

8. **Buyer's Deliveries**. Buyer shall deliver to Escrow Agent at the Closing the following documents, dated as of the day of the Closing, the delivery and accuracy of which shall be a condition to Seller's obligation to consummate the transaction contemplated hereby:

(a) Buyer Authorization Documents. Any and all documents reasonably requested by Seller and/or Title Company in connection with Buyer's authority to execute this Agreement and all other documents contemplated hereby to be executed by Buyer.

(b) Closing Statement. The Closing Statement.

(c) Lease. The Lease.

(d) Other Documents. Any and all other documents as may be necessary in order to fully and completely consummate the transaction contemplated hereby pursuant to the terms of this Agreement.

(e) Closing Proceeds. A federal wire transfer of good funds in an amount equal to the Purchase Price, adjusted for the prorations and other payments provided for in this Agreement.

9. **Taxes and Prorations**. At the Closing, the taxes on the Property shall be prorated between the parties on the basis of the taxes paid for the most recent year that have been assessed and billed. If the actual taxes for the year of the Closing are not determinable on the date of the Closing, then the parties agree to re-prorate taxes promptly upon the issuance of the

tax bill for the year of the Closing. Any special assessment liens certified as of the date of the Closing shall be paid for by Seller, provided, however, that if such assessment can be paid over a period of years, then such shall be appropriately prorated. Any pending liens shall be assumed by Buyer. This provision shall survive the Closing for a period of one (1) year.

10. **Possession**. Buyer shall be granted full possession of the Property as of the Closing vacant and free of any and all tenancies, other than as contemplated by the Lease.

11. **Representations and Warranties.**

(a) Seller hereby represents and warrants to Buyer as follows, which representations and warranties shall survive the Closing for a period of two (2) years:

(i) Title. Seller is vested with good and marketable fee simple title to the Property subject only to the permitted title exceptions as provided herein.

(ii) No Condemnation. There are no condemnation or eminent domain proceedings pending or, to the best of Seller's knowledge, contemplated against the Property or any part thereof, and Seller has received no notice of the desire of any public authority to take or use the Property or any part thereof.

(iii) No Litigation. There are no pending suits or proceedings against or affecting Seller or any part of the Property which (A) do or could affect title to the Property or any part thereof or (B) do or could prohibit or make unlawful the consummation of the transactions contemplated by this Agreement, or render Seller unable to consummate the same.

(iv) Environmental. Except as disclosed in the environmental reports which Seller has provided to Buyer pursuant to the terms of this Agreement: (A) Seller has not received any notice in writing of the existence of a violation at the Property of any applicable environmental law relating to hazardous substances and (B) Seller has not used, treated, disposed of or stored in, on, under or about the Property any hazardous substances.

(v) Authority. Seller has full power and authority to execute and deliver this Agreement and all documents now or hereafter to be delivered by it pursuant to this Agreement and to perform all of its obligations arising under this Agreement.

(vi) No Violation of Laws. Seller has received no written notice of, and has no actual knowledge of any violation of, any law, regulation, ordinance, order or judgment affecting the Property.

(vii) No Knowledge of Facts. Seller is not aware of any facts that prohibit it from closing the transaction contemplated hereby in accordance with the terms hereof.

(viii) No Untrue Statements. No representation or warranty by Seller in this Agreement or in any instrument, certificate or statement furnished to Buyer pursuant hereto, or in connection with the transaction contemplated hereby, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

(ix) No Adverse Tax Matters. There are no agreements, waivers or other arrangements providing for any extension of time with respect to the assessment of any type of tax or deficiency against Seller solely with respect to the Property, nor has Seller received any written notice of the existence of any actions, suits, proceedings, investigations or claims for additional taxes and assessments asserted by any taxing authority against Seller solely with respect to the Property.

(x) No Parties in Possession. There are no parties in possession of any portion of the Property.

(xi) No Contracts. There are no contracts, agreements or other documents relating to the Property to which Seller is a party and/or to which the Property is currently or will be subject to after the Closing other than the Lease.

(b) Buyer hereby warrants to Seller that Buyer has full power and authority to execute and deliver this Agreement and all documents now or hereafter to be delivered by it pursuant to this Agreement and to perform all of its obligations arising under this Agreement.

12. **Covenants of Seller**. Seller hereby covenants with Buyer as follows:

(a) No Creation of Encumbrances. Between the Effective Date and the Closing, Seller will not, without Buyer's prior written consent, create by its consent any encumbrances on the Property nor will Seller accept any additional advances under any existing mortgage on the Property. For purposes of this provision, the term "encumbrances" shall mean any liens, claims, options, mortgages or other encumbrances, encroachments, rights-of-way, leases, easements, covenants, conditions, restrictions, contracts, agreements or other documents.

(b) No Zoning Action. Between the Effective Date and the date of the Closing, Seller will not file any application for any change of the present zoning classification of the Property unless such change is requested by Buyer.

(c) Payment of Taxes, Etc. Between the Effective Date and the date of the Closing, all assessments and taxes shall be paid prior to becoming delinquent.

(d) No Special Taxing Districts. Between the Effective Date and the date of the Closing, Seller will not create or consent to the creation of any special taxing districts or associations with any authority to impose taxes, liens or assessments on the Property.

(e) Notices. Between the Effective Date and the date of the Closing, Seller shall promptly forward to Buyer any and all notices or other documentation it receives in connection with the Property, Seller and otherwise.

(f) Leases. Other than as to be contemplated by the Lease, at the Closing the Property shall be delivered vacant, broom clean and free of any and all tenancies.

(g) Cooperation. Seller agrees to cooperate fully with Buyer in obtaining any and all governmental approvals and other matters related to the Property, provided, that Seller shall not thereby be required to incur any liability, cost or expense in connection therewith.

Seller's cooperation shall include, but not be limited to (i) the execution, within five (5) days of Buyer's request therefor, of any applications and (ii) attendance at any and all public hearings, meetings and/or proceedings as requested by Buyer.

13. **Real Estate Commissions**.

(a) Seller hereby warrants to Buyer that Seller has not engaged or dealt with any broker or agent with respect to the purchase and sale of the Property as contemplated by this Agreement other than Stiles Realty, Inc., a Florida corporation ("Broker"). Seller shall pay Broker a commission at the time of the Closing, pursuant to a separate agreement. Seller shall indemnify and hold Buyer harmless from and against any and all liability, cost, damage and expense (including, but not limited to, reasonable attorneys' fees and costs of litigation and appeals) Buyer shall ever suffer or incur because of any claim by any broker or agent claiming to have dealt with Seller, including Broker, whether or not meritorious, for any commission or other compensation with respect to this Agreement or to the purchase and sale of the Property in accordance with this Agreement.

(b) Buyer hereby warrants to Seller that Buyer has not dealt with any broker or agent (other than Broker) with respect to the purchase and sale of the Property as contemplated by this Agreement. Buyer shall indemnify and hold Seller harmless from and against any and all liability, loss, cost, damage and expense (including, but not limited to, reasonable attorneys' fees and costs of litigation and appeals) Seller shall ever suffer or incur because of any claim by any broker or agent, other than Broker, claiming to have dealt with Buyer, whether or not meritorious, for any commission or other compensation with respect to this Agreement or to the purchase and sale of the Property in accordance with this Agreement.

(c) The obligations of Seller and Buyer under this Section 13 shall survive the Closing hereunder or any earlier termination of this Agreement.

14. **Condemnation**. In the event of the institution against the record owner of the Property of any proceedings (judicial, administrative or otherwise) relating to the taking, or to a proposed taking, of any portion of the Property by eminent domain, condemnation or otherwise, prior to the Closing, or in the event of the taking of any portion of the Property by eminent domain, condemnation or otherwise, prior to the Closing, then Seller shall notify Buyer promptly and Buyer shall have the option, in its sole and absolute discretion, within five (5) business days of receipt of such notice, of either (a) terminating this Agreement and obtaining a refund of the Deposit, together with all interest earned thereon, whereupon the parties shall be relieved from all further liabilities and obligations hereunder other than those that specifically survive hereunder or (b) proceeding to the Closing in accordance with the terms of this Agreement. If Buyer does not elect to terminate this Agreement, then Seller shall at the Closing (aa) pay to Buyer all condemnation awards and compensation then received by Seller, if any, and/or (bb) transfer and assign to Buyer, all rights and claims of Seller with respect to payment for damages and compensation on account of such damage, destruction or taking. Seller will not settle any condemnation or eminent domain or any award or payment in connection with a change in the grade of any street, road, highway or avenue in respect of or in connection with the Property without obtaining Buyer's prior consent in each case. Any such election hereunder must be

made by Buyer within thirty (30) days of the notice furnished by Seller. If Buyer fails to make an election in writing, Buyer shall be deemed to have elected alternative (a) above.

15. **Casualty**. If prior to the Closing, any of the improvements located at the Property shall be damaged by fire or other casualty, Seller shall promptly deliver to Buyer written notice of the same. In such event, Seller shall (x) credit to Buyer against its obligation to pay the Purchase Price at the Closing the aggregate amount of insurance proceeds received by Seller prior to the Closing, if any, and/or (y) to the extent such insurance proceeds have not yet been delivered, assign to Buyer at the Closing its right in and to any insurance proceeds payable in connection with such damage. In addition, Buyer shall receive a credit at the Closing in the aggregate amount of any deductibles.

16. **Default**.

(a) Buyer Default. If the transaction contemplated hereby fails to close due to a default on the part of Buyer, then the Deposit shall be delivered by Escrow Agent to Seller as liquidated and agreed upon damages and thereafter, Buyer shall be relieved from all further obligations under this Agreement and Seller shall have no further claim against Buyer for specific performance or for damages by reason of the failure of Buyer to close the transaction contemplated hereby.

(b) Seller Default. If the transaction contemplated hereby fails to close due to a default on the part of Seller, then, at the option of Buyer, the Deposit, together with all interest earned thereon, shall be returned by Escrow Agent to Buyer, provided, however, that such return shall not limit Buyer's right to maintain an action for specific performance of this Agreement by Seller and to pursue any and all other rights and remedies available to Buyer at law and in equity for damages.

17. **Moratoria**. If, at the time of the Closing, there are sewer, water, building or other moratoria in effect which would interfere with the acquisition of the Property, then Buyer, at its sole option, may: (a) terminate this Agreement and obtain a refund of the Deposit, together with all interest earned thereon, whereupon the parties shall be relieved from all further liabilities and obligations hereunder other than those that specifically survive hereunder or (b) close the transaction contemplated hereby without regard to the moratoria.

18. **Escrow**. Escrow Agent, in receiving funds to hold in escrow hereunder, is authorized and agrees by acceptance thereof to promptly deposit and to hold same in escrow and to disburse same subject to clearance thereof in accordance with terms and conditions of this Agreement. Failure of clearance of funds shall not excuse performance by Buyer. In the event of doubt as to its duties or liabilities under the provisions of this Agreement, Escrow Agent may, in its sole discretion, continue to hold the monies which are the subject of this escrow until the parties mutually agree to the disbursement thereof, or until a judgment of a court of competent jurisdiction shall determine the rights of the parties thereto, or it may deposit all the monies then held pursuant to this Agreement with the Clerk of the Circuit Court of Broward County, Florida, and upon notifying all parties concerned of such action, all liability on the part of Escrow Agent shall fully terminate, except to the extent of accounting for any monies theretofore delivered out of escrow. In the event of any suit between Buyer and Seller wherein Escrow Agent is made a party

by virtue of acting as escrow agent hereunder, or in the event of any suit wherein Escrow Agent interpleads the subject matter of this escrow, Escrow Agent shall be entitled to recover a reasonable attorneys' fee and costs incurred, said fees and costs to be charged and assessed as court cost in favor of the prevailing party. All parties agree that Escrow Agent shall not be liable to any party or person whomsoever for misdelivery to Buyer or Seller of monies subject to this escrow, unless such misdelivery shall be due to a willful breach of this Agreement or gross negligence on the part of Escrow Agent.

19. **Entire Agreement**. This Agreement constitutes the entire agreement between the parties with respect to the transaction contemplated herein, and it supersedes all prior understandings or agreements between the parties.

20. **Binding Effect**. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, personal representatives, successors and permitted assigns.

21. **Survival of Sections**. The terms, conditions and warranties contained herein that state they specifically survive shall survive the Closing and delivery of the Deed or earlier termination of this Agreement as set forth herein; otherwise, no terms, conditions and warranties contained herein shall survive the Closing and delivery of the Deed.

22. **Waiver; Modification**. The failure by Buyer or Seller to insist upon or enforce any of their rights shall not constitute a waiver thereof, and nothing shall constitute a waiver of Buyer's right to insist upon strict compliance with the terms of this Agreement. Either party may waive the benefit of any provision or condition for its benefit that is contained in this Agreement. No oral modification of this Agreement shall be binding upon the parties and any modification must be in writing and signed by the parties hereto.

23. **Governing Law; Venue**. This Agreement shall be governed by, and construed in accordance with the laws of, the State of Florida. The venue of any litigation arising out of this Agreement shall be Broward County, Florida.

24. **Headings**. The section headings as set forth in this Agreement are for convenience of reference only and shall not be deemed to vary the content of this Agreement or limit the provisions or scope of any section herein.

25. **Notices**. Any notice, request, demand, instruction or other communication to be given to either party, except where required by the terms of this Agreement to be delivered at the Closing, shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a nationally recognized overnight courier, or by receipted hand delivery or by facsimile, as follows:

If to Buyer:

Tarragon South Development Corp.
200 East Las Olas Boulevard
Suite 1660
Fort Lauderdale, Florida 33301

Attention: Mr. James M. Cauley Jr. and Mr. Danny Bivins
Telephone: (954) 712-2755
Telecopy: (954) 712-1255
E-Mail: jcauley@tarragonsouth.com
dbivins@tarragonsouth.com

with copy to:

Tarragon South Development Corp.
200 East Las Olas Boulevard
Suite 1660
Fort Lauderdale, Florida 33301
Attention: Marcy H. Kammerman, Executive Vice President and General Counsel
Telephone: (954) 712-2755
Telecopy: (954) 712-1255
E-Mail: mkammerman@tarragonsouth.com

If to Escrow Agent:

Broad and Cassel
777 Glades Road
Suite 300
Boca Raton, Florida 33442
Attention: Arvin J. Jaffe, Esq.
Telephone: (561) 883-8956
Telecopy: (561) 218-8957
E-Mail: ajaffe@broadandcassel.com

If to Seller:

AGU Entertainment Corp.
3200 West Oakland Park Boulevard
Lauderdale Lakes, Florida 33311
Attention: Mr. David Levy
Telephone: (954) 714-8100
Telecopy: (954) 714-8500
E-Mail: dlevy@aguent.com

with copy to:

Blank Rome, LLP
1200 North Federal Highway, Suite 417
Attention: Bruce Rosetto, Esquire
Telephone: (561) 471-8145
Telecopy: (561) 471-8101
E-Mail: rosetto@blankrome.com

Notice shall be deemed given if forwarded by certified mail through the facilities of the United States Postal Office on the day following the date that the notice in question is deposited in the facilities of the United States Postal Service. If notice is forwarded by express overnight courier, it shall be deemed given on the day that the notice in question is deposited in the facilities of an express overnight courier. If notice is forwarded by hand delivery, it shall be deemed given upon

proof of successful receipt on a business day. If notice is forwarded by facsimile, it shall be deemed given upon proof of successful transmission on a business day. Attorneys for the parties shall be permitted to send and receive notices on behalf of their client and such notice shall be effective notice for all purposes. Copies of notices are for convenience only and any failure to properly copy any party shall not affect the effectiveness of any notice given or received hereunder.

26. **Assignment**. This Agreement may be assigned by Buyer without Seller's consent solely to an affiliate or subsidiary of Buyer in which Buyer has a significant financial interest. Any other assignment shall require Seller's consent. Otherwise, Buyer may not assign its rights under this Agreement without Seller's consent. Seller may not assign its rights under this Agreement without Buyer's consent.

27. **Attorneys' Fees**. In the event that it becomes necessary for either party to bring suit to enforce the terms of this Agreement, then the prevailing party shall be entitled to recover all costs, including reasonable attorneys' fees, incurred in connection with such litigation (including appellate proceedings) against the non-prevailing party.

28. **Effective Date**. The effective date of this Agreement (the "Effective Date") shall be the date upon which the last party to execute this Agreement has executed this Agreement.

29. **Time of the Essence**. Time is of the essence with respect to each provision of this Agreement that requires action be taken by either party within a stated time period, or upon a specified date, provided, however, if the date for performance is on a Saturday, Sunday or federal holiday, the date for performance shall be extended to the next business day.

30. **Counterparts; Facsimile or Electronic Signatures**. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which, together, shall constitute but one and the same instrument. This Agreement shall be effective when the parties have forwarded their respective signatures by facsimile or by electronic mail either to the other party or to the other party's counsel. Facsimile or electronic signatures shall have the same legal effect as original signatures.

31. **No Recordation**. In no event shall this Agreement or any memorandum of this Agreement be recorded. Any such recordation or attempted recordation shall constitute a breach of this Agreement by the party performing such recordation or attempted recordation.

32. **Construction**. Each party hereto hereby acknowledges that all parties hereto participated equally in the drafting of this Agreement and that, accordingly, no court construing this Agreement shall construe it more stringently against one party than the other.

33. **Severability**. In the event that any part or all of any term, covenant, condition, agreement, provision or section of this Agreement shall be adjudged invalid or unenforceable by a court of competent and final jurisdiction, the same shall be severable from the remainder of this Agreement and this Agreement shall not terminate or be deemed void or voidable, but shall continue in full force and effect and there shall be substituted for such invalid provision a like, but legal and enforceable, provision which most nearly accomplishes the intention of the parties hereto, and if no such provision is available, the remainder of this Agreement shall be enforced.

If such term, covenant, condition, agreement, provision or section of this Agreement is adjudged invalid due to its scope or breadth, such item shall be deemed valid to the extent of the scope or breadth permitted by law.

34. **Waiver of Jury Trial**. Each party hereby waives any right to a jury trial in connection with any dispute between the parties arising from this Agreement from any claim arising hereunder or in any course of conduct related hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year last below written.

SELLER:

AGU ENTERTAINMENT CORP., a Delaware corporation

By: ______________________
Name:
Title:

Date:__________________, 2005

____
Print Name: ______________________

____
Print Name: ______________________

BUYER:

TARRAGON SOUTH DEVELOPMENT CORP., Nevada corporation

By: [signature]
Marcy H. Kammerman
Executive Vice President

Date: 8/29, 2005

[signature: Patricia A. King]
Print Name: PATRICIA A KING

[signature: DJ Ruggiero]
Print Name: DJ Ruggiero

(ADDITIONAL SIGNATURE APPEARS ON FOLLOWING PAGE)

The undersigned acknowledges and agrees to act as Escrow Agent in accordance with the terms of this Agreement.

BROAD AND CASSEL

By: ______________________________
Arvin J. Jaffe
Title:

EXHIBIT "A"

Legal Description

TARRAGON SOUTH
Development Corp.

200 East Las Olas Blvd., Suite 1660
Fort Lauderdale, Florida 33301
954.712.2755 • Fax: 954.712.1255

August 29, 2005

AGU Entertainment Corp.
3200 West Oakland Park Boulevard
Lauderdale Lakes, Florida 33311
Attention: Mr. David Levy

Re: Agreement for Purchase and Sale, dated as of August 29, 2005, between AGU Entertainment Corp., a Delaware corporation, as seller ("Seller"), and Tarragon South Development Corp., a Nevada corporation, as buyer ("Buyer")

Dear Ladies and Gentlemen:

Reference is made to the captioned agreement (the "Agreement"). Pursuant to the Agreement, Seller agrees to sell to Buyer and Buyer agrees to buy from Seller certain property located in Lauderdale Lakes, Broward County, Florida, located at 3200 West Oakland Park Boulevard, Lauderdale Lakes, Florida, and as more particularly described therein (the "Property"). Any capitalized term set forth in the Agreement and not otherwise defined in this Side Letter Agreement Regarding Buyer Financing (this "Letter Agreement") shall have meaning ascribed to such term in the Agreement.

Notwithstanding anything contained in the Agreement to the contrary, Buyer agrees to the following:

1. Buyer agrees to make a loan (the "Buyer Loan") to Seller in the aggregate principal amount of $2,500,000.00 (the "Aggregate Loan Amount"), to be advanced to Buyer as follows: (a) one tranche in the aggregate amount of $750,000 to be released from escrow upon satisfaction of the conditions applicable thereto (the "First Tranche"), (b) a second tranche in the aggregate amount of no more than $750,000.00 to be advanced, subject to the terms of the Buyer Loan Documents (as defined herein), no later than October 1, 2005, and (c) a third tranche in the aggregate amount of no more than $1,000,000.00 to be advanced, subject to the terms of the Buyer Loan Documents, no later than November 1, 2005. Notwithstanding anything contained in this Section 1 to the contrary, such advances of the Aggregate Loan Amount shall be advanced if and only if each of the conditions to advances set forth in Section 4 of this letter are satisfied to

Buyer's reasonable satisfaction in all respects. Buyer agrees that the form of the loan documents evidencing the Buyer Loan (collectively, the "Buyer Loan Documents") shall be substantially in the form of the Senior Loan Documents (as defined herein), subject to reasonable changes as may be necessary to accurately document the Buyer Loan as Buyer shall deem necessary.

2. The Aggregate Loan Amount shall accrue interest on the basis of a 360 day year at an interest rate per annum equal to six and one-half percent (6.5%). Interest shall be due and payable monthly, provided, however, in the event that no Event of Default (as shall be defined in the Buyer Loan Documents) shall exist, interest shall be deferred and paid upon the maturity of the Loan. The Loan shall mature no later than a date that is the earlier to occur of (x) the date of the Closing and (y) December 23, 2005.

3. The Loan shall be secured by a mortgage encumbering the Property and any other tangible and intangible property owned by Seller. Buyer understands, acknowledges and agrees that such mortgage and any other liens shall be in third position and agrees to enter into reasonable and customary intercreditor agreements with respect to the two mortgages that hold mortgages senior to Buyer's mortgage. Such senior mortgages and any and all other documents executed in connection therewith are referred to herein as the "Senior Loan Documents".

4. The conditions to the advancing of the Aggregate Loan Amount shall be as follows: (a) payment by Seller of all costs associated with the Buyer Loan (which costs may be payable from proceeds of the Aggregate Loan Amount to the extent then available to be advanced), including, without limitation, payment of recording charges, documentary stamp taxes, intangible taxes, title insurance, survey costs and any and all other costs and expenses associated with the Buyer Loan, (b) absences of defaults, (c) Buyer's receipt of title insurance insuring the lien of Buyer's mortgage subject only to those exceptions as are acceptable to Buyer, (d) receipt of an ALTA survey of the Property certified to, among others, Buyer, (e) receipt of insurance for the Property (casualty, liability and any other as may be reasonably required) naming Buyer as an additional insured and in amounts and from companies as are reasonably acceptable to Buyer, (f) receipt of documentation evidencing the authority of Seller to execute the Buyer Loan Documents and enter into the Buyer Loan transaction, including, an opinion of counsel as to the same and as to the enforceability of the Buyer Loan Documents, and (g) any other condition as may be reasonable and customary.

In the event that you are in agreement with the foregoing terms, please acknowledge the same in the space where set forth below so that the parties hereto can commence the efforts necessary to timely arrange for the advance of the First Tranche.

Very truly yours,

TARRAGON SOUTH DEVELOPMENT CORP., a Nevada corporation

By: [signature]
Name:
Title:

Marcy H. Kammerman
Executive Vice President

ACKNOWLEDGED AND AGREED:

AGU ENTERTAINMENT CORP., a Delaware corporation

By: ______________________
Name:
Title: